As filed with the Securities and Exchange Commission on June 4, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

DERMATA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	86-3218736
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3525 Del Mar Heights Rd., #322 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Dermata Therapeutics, Inc. 2021 Omnibus Equity Incentive Plan

Inducement Stock Option Award

(Full title of the plan)

Gerald T. Proehl

Chief Executive Officer

3525 Del Mar Heights Rd., #322

San Diego, CA 92130

(Name and address of agent for service)

Tel: (858) 800-2543

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Steven M. Skolnick, Esq.

Michael J. Lerner, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Tel: (212) 262-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Dermata Therapeutics, Inc. (the “Company”) to register an additional aggregate 409,221 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) consisting of (i) 133,005 shares of Common Stock available for grant and issuance under the Company’s 2021 Omnibus Equity Incentive Plan (as amended, the “2021 Plan”) as of January 1, 2026 pursuant to the automatic annual increase on January 1 of each year by an amount equal to 5% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year (the “Evergreen Provision”), (ii) 12,588 shares of Common Stock available for grant and issuance under the 2021 Plan as of January 1, 2025 pursuant to the Evergreen Provision, (iii) 248,628 shares of Common Stock issuable pursuant to the 2021 Plan made available by an amendment to the 2021 Plan approved by the Company’s stockholders on May 27, 2026, and (iv) 15,000 shares of Common Stock issuable upon the vesting and exercise of a non-qualified stock option granted on March 9, 2026 outside of the 2021 Plan (and any other equity plan established by the Company) to the Company’s Vice President of Marketing (the “Inducement Grant”) in accordance with Nasdaq Listing Rule 5635(c)(4) as a material inducement for this individual to accept employment with the Company. The Inducement Grant will be administered and interpreted as if issued under the 2021 Plan.

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 of the Company filed with the Securities and Exchange Commission (the “SEC”) on December 10, 2021, (Registration No. 333-261606), August 26, 2022, (Registration No. 333-267115), September 14, 2023 (Registration No. 333-274513), and August 7, 2024 (Registration No. 333-281338) (collectively, the “Prior Form S-8”) including any amendments thereto or filings incorporated therein, are incorporated herein by this reference to the extent not replaced hereby. The shares of Common Stock registered pursuant to this Registration Statement are of the same class of securities as the 2,727 shares of Common Stock registered for issuance under the 2021 Plan pursuant to the Prior Form S-8 (which number reflects reverse stock splits of the Company’s outstanding shares of Common Stock effectuated on March 14, 2023, May 16, 2024 and August 1, 2025).

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PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the SEC pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the Company’s latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Exchange Act for the fiscal year ended December 31, 2025, as filed with the SEC on March 26, 2026;

(b)	the Company’s latest quarterly report on Form 10-Q filed pursuant to Section 13(a) or 15(d) of the Exchange Act for the quarter ended March 31, 2026, as filed with the SEC on May 13, 2026;

(c)	the Company’s current reports on Form 8-K filed with the SEC on January 27, 2026, February 3, 2026, February 25, 2026 and May 27, 2026 (other than any portions thereof deemed furnished and not filed);

(d)	the description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A (Registration No. 001-40739) filed with the SEC on August 11, 2021, under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.22 to the Company’s annual report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 26, 2026.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

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The Company’s Certificate of Incorporation and Bylaws provide that its directors and officers will be indemnified by the Company to the fullest extent authorized by the Delaware General Corporation Law. In addition, the Company’s Certificate of Incorporation provides, as permitted by Section 102(b)(7) of the Delaware General Corporation Law, that its directors and officers will not be liable for monetary damages to the Company for breaches of their fiduciary duty as directors or officers, respectively, unless they (i) violated their duty of loyalty to the Company or its stockholders, (ii) acted, or failed to act, in good faith, (iii) acted with intentional misconduct, (iv) knowingly or intentionally violated the law, (v) authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or (vi) derived an improper personal benefit from their actions as directors.

The Company’s Bylaws also permit the Company to secure insurance on behalf of any officer, director, employee, or agent for any liability arising out of his or her actions, regardless of whether Delaware General Corporation Law would permit indemnification. The Company has purchased a policy of directors’ and officers’ liability insurance that insures its directors and officers.

In addition, the Company has also entered into an indemnification agreement with certain of its directors and officers. The indemnification agreements require the Company to indemnify and hold harmless and advance expenses to each indemnitee in respect of acts or omissions occurring prior to the time the indemnitee ceases to be an officer and/or director of the Company to the fullest extent permitted by applicable law. The rights provided in the indemnification agreements are in addition to the rights provided in the Company’s Certificate of Incorporation, Bylaws, and the Delaware General Corporation Law.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description of Document
4.1	Amended and Restated Certificate of Incorporation of Dermata Therapeutics, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1 filed with the SEC on August 6, 2021).
4.2	Amendment No. 1 of the Amended and Restated Certificate of Incorporation of Dermata Therapeutics, Inc., filed with the Secretary of State of the State of Delaware on July 11, 2022 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 11, 2022).
4.3	Amendment No. 2 to the Amended and Restated Certificate of Incorporation of Dermata Therapeutics, Inc., dated March 13, 2023. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report file on Form 8-K filed on March 13, 2023).
4.4	Amendment No. 3 to the Amended and Restated Certificate of Incorporation of Dermata Therapeutics, Inc., dated May 14, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 14, 2024).
4.5	Amendment No. 4 to the Amended and Restated Certificate of Incorporation of Dermata Therapeutics, Inc., dated July 30, 2025 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 30, 2025).
4.6	Amended and Restated Bylaws of Dermata Therapeutics, Inc. (incorporated by reference to Exhibit 3.4 of the Company’s Registration Statement on Form S-1 filed with the SEC on August 6, 2021).
4.7	Amendment No. 1 to the Amended and Restated Bylaws of Dermata Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on September 23, 2022).
4.8	Specimen Certificate representing shares of common stock of Dermata Therapeutics, Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1 filed with the SEC on August 6, 2021).
4.9	Dermata Therapeutics, Inc. 2021 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.2 on Form S-1 filed with the SEC on June 10, 2021).
4.10	Amendment No. 1 to the Dermata Therapeutics, Inc. 2021 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.14 on Form S-1/A filed with the SEC on July 2, 2021).
4.11	Amendment No. 2 to the Dermata Therapeutics, Inc. 2021 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.1 on Form 8-K filed with SEC on August 3, 2023).
4.12	Amendment No. 3 to the Dermata Therapeutics, Inc. 2021 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.1 on Form 8-K filed with SEC on May 7, 2024).
4.13	Amendment No. 4 to the Dermata Therapeutics, Inc. 2021 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.1 on Form 8-K filed with SEC on May 27, 2026).
4.14	Form of Nonqualified Stock Option Award (incorporated by reference to Exhibit 10.3 on Form S-1 filed with the SEC on June 10, 2021).
4.15	Form of Incentive Stock Option Award (incorporated by reference to Exhibit 10.4 on Form S-1 filed with the SEC on June 10, 2021).
5.1	Legal opinion of Lowenstein Sandler LLP.*
23.1	Consent of CBIZ CPAs P.C., Independent Registered Public Accounting Firm.*
23.2	Consent of Lowenstein Sandler LLP (filed as part of Exhibit 5.1).
24.1	Power of Attorney (contained on the signature page of this registration statement on Form S-8).
99.1	Inducement Award Agreement, dated March 9, 2026, by and between Dermata Therapeutics, Inc. and Kyra Peckaitis.*
107.1	Filing Fee Table.*

*	Filed herewith

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Item 9.	Undertakings.

(a) The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on June 4, 2026.

DERMATA THERAPEUTICS, INC.

By:	/s/ Gerald T. Proehl
Gerald T. Proehl
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerald T. Proehl and Kyri K. Van Hoose, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any amendments to this registration statement, and to sign any registration statement for the same offering covered by this registration statement, including post-effective amendments or registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming that each of said such attorneys-in-fact and agents or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Company in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gerald T. Proehl	President, Chief Executive Officer and Chairman (Principal Executive Officer)	June 4, 2026
Gerald T. Proehl

/s/ Kyri K. Van Hoose	Chief Financial Officer (Principal Financial and Accounting Officer)	June 4, 2026
Kyri K. Van Hoose

/s/ David Hale	Lead Director	June 4, 2026
David Hale

/s/ Wendell Wierenga	Director	June 4, 2026
Wendell Wierenga, Ph.D.

/s/ Andrew Sandler	Director	June 4, 2026
Andrew Sandler, M.D.

/s/ Steven J. Mento	Director	June 4, 2026
Steven J. Mento, Ph.D.

/s/ Kathleen Scott	Director	June 4, 2026
Kathleen Scott

/s/ Brittany Bradrick	Director	June 4, 2026
Brittany Bradrick

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